                                                                 Exhibit 23




                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-25297) of Manufactured Home Communities, Inc. of our reports with respect to the financial statements indicated below included in the Current Report on Form 8-K of Manufactured Home Communities, Inc., filed with the Securities and Exchange Commission.





      Financial Statements                            Date of Auditors' Report
      --------------------                            ------------------------

Statement of Revenues and Certain Expenses               February 14, 1997
of California Hawaiian Mobile Estates
for the year ended December 31, 1996

Statement of Revenues and Certain Expenses                  May 30, 1997
of Mobile Parks West for the year ended
December 31, 1996




Chicago, Illinois                                          Ernst & Young, LLP
October 31, 1997